EXHIBIT 10


                          AMENDED CONSULTING AGREEMENT


     This Amended Consulting Agreement (the "Agreement") is executed this 1st day of September, 2000 and effective the 1st day of March, 2000, by and between FDN, Inc., a Colorado corporation (the "Company") and Kevin Welch, (the "Consultant").

     In consideration of and for the mutual promises and covenants contained herein, and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties agree as follows:

     1. Purpose. Company hereby engages Consultant as an independent consultant (and not as an agent) who will provide the services during the term specified hereinafter to render consulting advice to Company upon the terms and conditions as set forth herein.

     2. Term. This Agreement shall be effective for a period of fifteen (15) months, commencing on March 1, 2000.

     3. Duties of Consultant.

          (a) During the term of this Agreement, Consultant will provide Company with such consulting advice with respect to financial planning, capital structure issues and the evaluation of financing alternatives as is reasonably requested by Company. In performances of these duties,
     Consultant shall provide Company with the benefits of its reasonable judgment and efforts. Consultant's duties shall include, but will not be limited to, the following:

     (i) Advice regarding the existing and possible alternative financial structures for the Company;

     (ii) Advice regarding the formulation of financing goals and public offerings;

     (iii)Advice concerning strategic issues, including target acquisitions, alliance partnerships and joint ventures;

     (iv) Advice concerning short and long range financial planning;

     (v)  Advice regarding the implementation of the Company's goal and plans;

     (vi) Advice regarding capital market management.

     (vii)To use its reasonable best endeavors to comply with all reasonable requests of the Company in relation to the performance of the duties of Consultant hereunder.

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          1. In connection with rendering its advice hereunder,  Consultant, and its president, employees and agents shall be given reasonable access to Company's officers, premises, and records.

          2. Company acknowledges that Consultant retains the right to provide consulting advice to other parties. Nothing herein contained shall be construed to limit or restrict Consultant in conducting such business with respect to others, or in rendering advice to others or conducting any other business.


          3. Compensation. In consideration for Consultant agreeing to provide the consulting services to be rendered pursuant to this Agreement, the Company agrees to issue to Consultant compensation as follows:

               (a) Upon execution of this agreement, the Company shall pay Consultant ten thousand dollars ($10,000) and issue to Consultant five hundred thousand (500,000) restricted common shares.

               (b) Company shall issue consultant a three (3) year option to acquire five hundred thousand (500,000) common shares of the Company at an exercise price of three and one/third cents ($0.0333) per share. Said option shares will be registered with the Securities and Exchange Commission under Form S-8. Said option shares shall vest one twelfth (1/12) on the first (1st) of each month during initial twelve (12) months of the term of this agreement until the entire five hundred thousand (500,000) common shares have vested on February 1, 2001. To exercise vested option shares, Consultant will issue written notice to the Company of the intent to exercise options along with a checks made payable to the Company for the vested option shares in the sum of Sixteen Thousand Six Hundred Sixty Six Dollars ($16,666.00).

          5. Expenses. Company shall reimburse consultant for reasonable out-of-pocket expenses incurred by Consultant in connection with the services rendered by Consultant pursuant to this Agreement, provided such expenses are approved in advance by the Company.

          6. Proprietary Information. Consultant acknowledges and agrees that he is in a fiduciary relationship with Company and agrees that he will not sell or use in any manner not authorized in writing by Company, or disclose any information provided to Consultant by the Company or its employees, agents, or representatives, including without limitation any of the Company's trade secrets, technical information, agreements, or other proprietary information or information concerning the company's current and any future proposed operations, services, or products, regardless of whether such information was obtained prior to, during, or after the engagement of Consultant by the Company pursuant to this Agreement, unless Consultant is authorized to do so in writing by the Company and/or Company releases such information to the public via public announcements or announcements on recognized stock exchanges.


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          7.  Representation and Warranties of the Company and Consultant.  Each
     party hereto represents and warrants to the other party hereto as follows:

               1. The execution and delivery of this Agreement, the issuance of shares pursuant hereto and the consummation of the transaction contemplated hereby (i ) are within the corporate power and authority of such party, (ii) do not require the approval or consent of any stockholders or such party, (iii) have been duly authorized by all necessary corporate action on the part of such party.

          8. Termination. The consulting period will continue in accordance with
     Section 2 of this Agreement. The Agreement may also be terminated or extended with the written mutual consent of both parties.

          9. Arbitration. Any and all controversies or claims arising out of or relating to this Agreement shall be settled by binding arbitration in Los Angeles County in accordance with the rules of the American Arbitration Association, and judgment on the award rendered by the arbitrator(s) may be entered by any court having jurisdiction thereof. The parties shall be entitled to discovery in accordance with the provisions of California law which, by this reference, is made applicable to this Agreement. Nothing herein shall prohibit either party from seeking injunctive relief in a court of law while the arbitration is pending.

          10. Assignment. This Agreement and the rights hereunder may not be assigned by either party (except by operation of law) without prior written consent of the other party, buy, subject to the foregoing limitation, this Agreement shall be binding upon and inure to the benefit of the respective successors, assigns, and legal representatives of the parties.

          11. Notice. Any notice or other communications between the parties hereto shall be sufficiently given if sent by certified registered mail, postage repaid, or by telecopy, if to Company addressed to 2290 Lee Road, Winter Park, Florida, 32789, or if to Consultant addressed to 2385 Roscomare Rd., Los Angeles, CA 90077, or to such other address as hereafter designated in writing by one party to the other. Such notice or other communications shall , if sent by telecopy, be deemed to be given upon receipt of the confirmation of its proper transmission and if outside the hours of 9:00 a.m. to 5:00 p.m. on any business day in the jurisdiction of the addressee, shall be deemed given at 9:00 a.m. on the next business day. Notices sent by certified or registered mail or prepaid postage shall be deemed to be received three (3) business days after the date of forwarding the same. For the purpose of this Agreement, "business day" shall refer to a day in which trading banks are open for business.

          12. Captions. The heading of the sections of this Agreement are intended solely for convenience of reference and are not intended and shall not be deemed for any purpose whatsoever to modify or explain or place any constriction upon any of the provisions of the Agreement.


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          13.  Attorney's Fees. In the event any party hereto shall institute an action, including arbitration pursuant to Section 9 of this Agreement, to enforce any rights hereunder, the prevailing party in such action shall be entitled, in addition to any other relief granted, to reasonable attorney's fees and costs.

          14. Entire Agreement. This Agreement constitutes the entire agreement between the parties hereto pertaining to the subject matter hereof and supersedes all prior and contemporaneous agreements and understandings of the parties, and there are not representations, warranties, or other agreements between the parties in connection with the subject matter hereof except as specifically set forth herein.

          15. Compliance with Laws. The Consultant shall be solely responsible to ensure that all activities done by the Consultant or by the Company pursuant to the written instructions of the Consultant, and all information disseminated, transactions entered into and the manner of their dissemination and conduct by the Consultant or by the Company pursuant to the written instructions of the Consultant, comply with all applicable law.

          16. Severability. Any portion of the indemnification and/or confidentiality provisions herein which may be prohibited or unenforceable in any applicable jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability, but shall not invalidate the remaining portions of such provisions or other provisions hereof of affect any such provisions or portions thereof in any other jurisdiction.

          17. Governing Law. The parties hereto hereby agree that this Agreement shall be governed by the laws of the State of California.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement this day and year first above written.



CONSULTANT                                           COMPANY



/s/ Kevin Welch                                     /s/ Scott Matthews
---------------                              By:   --------------------
 Kevin Welch                                       Scott Matthews
                                                   Executive Vice President




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